SMSC Reports Third Quarter Fiscal Year 2010 Financial Results

Hauppauge, N.Y. – January 6, 2010 – SMSC (NASDAQ: SMSC) today announced financial results for its third quarter of fiscal 2010, ended November 30, 2009.

Highlights
•	Third quarter fiscal 2010 revenue increased 16 percent sequentially and 4 percent year-over-year to $87.2 million,
•	Non-GAAP gross margin increased 270 basis points sequentially to 54.9 percent,
•	Non-GAAP EPS increased sequentially to $0.34 from $0.08,
•	Cash and investments increased by $1.0 million sequentially.

Total revenue for the third quarter of fiscal 2010 was $87.2 million, an increase of 16 percent sequentially, or 4 percent when compared to the same period in the prior year.  The non-GAAP gross margin was 54.9 percent or 51.6 percent on a GAAP basis.  GAAP net income for the third quarter of fiscal 2010 was $6.8 million, or $0.30 per diluted share, compared to GAAP net income of $9.1 million or $0.41 per diluted share for the same period in the prior year.  The non-GAAP net income for the third quarter of fiscal 2010 was $7.7 million or $0.34 per diluted share, compared to non-GAAP net income of $8.7 million or $0.39 per diluted share in the third quarter of fiscal 2009.

During the third quarter of fiscal 2010, the Company generated $13.7 million in cash from operations, and the sum of cash and investments increased by $1.0 million from $175.3 million at August 31, 2009 to $176.3 million. For the three months ended November 30, 2009, $15.0 million of auction rate securities were redeemed at par, as well as an additional $0.6 million redeemed at par to date in the fourth quarter of fiscal 2010.

"Once again, SMSC’s quarterly revenue, non-GAAP gross margin and non-GAAP earnings all exceeded our expectations,” said Christine King, President & Chief Executive Officer.  “This was the result of both improving conditions in the end markets we serve and market share gains.  Sales grew in all of our served geographies.  PC sales were healthy but enterprise spending has yet to rebound.  Both our portable and analog ASSP product lines achieved record revenues in the third quarter of fiscal 2010 and our automotive sales more than doubled from the low point of the downturn.  Though we are moving into our seasonally low period, we are encouraged by the apparent health of the semiconductor supply chain and expect to continue to grow market share as we enter the new calendar year.”

Ms. King continued, “In addition to strong sales results, our sequential non-GAAP gross margin grew by 270 basis points as a result of higher revenue, continued cost reduction actions and approximately 100 basis points due to a sales price allowance adjustment with a distributor. Lastly, non-GAAP earnings per diluted share increased by over 300 percent sequentially to $0.34, clearly illustrating the leverage in our business model.”

Business Outlook
Looking ahead to the fourth quarter of fiscal 2010, the Company expects:

•	Revenue in the range of $78 to $82 million, in line with seasonality,
•	Non-GAAP gross margin to be approximately 53 percent,
•	Non-GAAP operating expenses to be up 2 to 5 percent from the third quarter of fiscal 2010,
•	Non-GAAP earnings per diluted share in the range of $0.10 to $0.12.

The unaudited non-GAAP financial measures in this release, including the business outlook, exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R, the amortization of acquired intangible assets, restructuring charges and related accelerated depreciation on certain test equipment, costs associated with business acquisition related activities and litigation settlement expenses.

Conference Call and Webcast Information
Christine King, President and Chief Executive Officer of SMSC, will host a conference call and webcast on January 6, 2010 at 5 P.M. ET, to discuss the Company’s third quarter fiscal 2010 financial results and its business outlook. The teleconference may be accessed by dialing 1-888-599-4858 in the U.S. or 1-913-312-1521 from outside of the U.S.  A replay of the call will also be available. The live call and replay teleconference confirmation code is 2264338. A webcast and replay will be available under the investor relations section of the Company’s web site at www.smsc.com.

Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Income Statements prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Condensed Consolidated Income Statements.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.  SMSC also presents unaudited non-GAAP supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis.  Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably.

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, commodity prices, interest rates and foreign exchange, potential investment losses as a result of liquidity conditions, the effects of changing economic and political conditions in the market domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC
SMSC is a leading developer of Smart Mixed-Signal Connectivity™ solutions.  SMSC employs a unique systems level approach that incorporates a broad set of technologies and intellectual property to deliver differentiating products to its customers.  The company is focused on delivering connectivity solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices and other applications.  SMSC’s feature-rich products drive a number of industry standards and include USB, MOST® automotive networking, embedded system control and analog solutions, including thermal management and RightTouch™ capacitive sensing.  SMSC is headquartered in New York and has offices and research facilities in North America, Asia, Europe and India.  Additional information is available at www.smsc.com.

SMSC and MOST are registered trademarks and Smart Mixed-Signal Connectivity and RightTouch are trademarks of Standard Microsystems Corporation.

Contact
Carolynne Borders
Senior Director,
Corporate Communications & Investor Relations
Phone: 631-435-6626
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	2009	2008	2009	2008

Sales and revenues	$87,236	$84,268	$224,789	$274,255
Costs of goods sold	42,202	41,106	116,555	134,284
Gross profit on sales	45,034	43,162	108,234	139,971

Costs and expenses:
Research and development	17,983	17,110	56,546	53,473
Selling, general and administrative	17,250	20,220	63,619	65,900
Restructuring charges	393	-	1,264	-
Settlement charge	(31)	-	2,019	-

Income (loss) from operations	9,439	5,832	(15,214)	20,598

Interest income	159	1,581	854	4,406
Interest expense	(73)	(72)	(132)	(167)
Other (expense) income, net	(326)	2,011	(758)	2,858

Income (loss) before provision for income taxes	9,199	9,352	(15,250)	27,695

Provision for (benefit from) income taxes	2,393	299	(6,327)	5,461

Net income (loss)	$6,806	$9,053	$(8,923)	$22,234
Net income (loss) per share:
Basic	$0.31	$0.41	$(0.40)	$1.00
Diluted	$0.30	$0.41	$(0.40)	$0.99

Weighted average common shares outstanding:
Basic	22,239	22,101	22,066	22,329
Diluted	22,442	22,221	22,066	22,543

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)
	November 30,	February 28,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$132,634	$97,156
Accounts receivable, net	47,913	26,799
Inventories	46,091	53,413
Deferred income taxes	20,412	14,155
Other current assets	8,085	13,658

Total current assets	255,135	205,181

Property, plant and equipment, net	67,048	65,635
Goodwill	52,617	44,321
Intangible assets, net	30,718	27,413
Long-term investments	43,639	69,223
Equity investments	7,238	-
Deferred income taxes	15,753	14,123
Other assets	3,880	3,790

Total assets	$476,028	$429,686

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$25,870	$12,881
Deferred income on shipments to distributors	16,966	11,278
Accrued expenses, income taxes and other current liabilities	39,914	35,136

Total current liabilities	82,750	59,295

Deferred income taxes	7,088	5,958
Other liabilities	23,591	15,625

Shareholders' equity:
Preferred stock	-	-
Common stock	2,682	2,642
Additional paid-in capital	338,144	325,596
Retained earnings	115,719	124,642
Treasury stock, at cost	(101,199)	(101,199)
Accumulated other comprehensive income (loss)	7,253	(2,873)

Total shareholders' equity	362,599	348,808

Total liabilities and shareholders' equity	$476,028	$429,686

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
 (in thousands, except per share amounts)

	Three Months Ended November 31,
	2009	2008
Gross profit – GAAP basis	$45,034	$43,162
Stock-based compensation (a)	(342)	(228)
Amortization of intangible assets	941	1,112
Accelerated depreciation on test equipment (b)	2,233	-
Gross profit– non-GAAP basis	$47,866	$44,046

Income from operations – GAAP basis	$9,439	$5,832

Non-GAAP adjustments:
Stock-based compensation included in:
Costs of goods sold	(342)	(228)
Research and development	(559)	(622)
Selling, general and administrative	(1,889)	(1,143)
	(2,790)	(1,993)
Amortization of intangible assets included in:
Costs of goods sold	941	1,112
Selling, general and administrative	478	395
	1,419	1,507
Restructuring charges	393	-
Accelerated depreciation on testers transferred	2,233	-
Settlement charge	(31)	-
Transaction costs – acquisition of business	141	-
Income from operations – non-GAAP basis	$10,804	$5,346

Net income – GAAP basis	$6,806	$9,053
Non-GAAP adjustments (as scheduled above)	1,365	(486)
Tax effect of non-GAAP adjustments	(491)	175
Net income – non-GAAP basis	$7,680	$8,742

GAAP net income per share – diluted	$0.30	$0.41
Non-GAAP net income per share – diluted	$0.34	$0.39

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled a negligible amount in both three month periods ended November 30, 2009 and 2008.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.

(b)	To eliminate accelerated depreciation charges taken prior to and in anticipation of the transfer of certain test center assets to a new supplier in Asia.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)
	Nine Months Ended November,
	2009	2008
Gross profit – GAAP basis	$108,234	$139,971
Stock-based compensation (a)	1,112	345
Amortization of intangible assets	3,165	3,511
Accelerated depreciation on test equipment (b)	3,932	-
Gross profit– non-GAAP basis	$116,443	$143,827

(Loss) income from operations – GAAP basis	$(15,214)	$20,598

Non-GAAP adjustments:
Stock-based compensation included in:
Costs of goods sold	1,112	345
Research and development	3,306	1,479
Selling, general and administrative	7,201	2,542
	11,619	4,366
Amortization of intangible assets included in:
Costs of goods sold	3,165	3,511
Selling, general and administrative	1,315	1,291
	4,480	4,802
Restructuring charges	1,264	-
Accelerated depreciation on testers transferred	3,932	-
Settlement charge	2,019	-
Transaction costs – acquisition of business	141	-
Income from operations – non-GAAP basis	$8,241	$29,766

Net (loss) income – GAAP basis	$(8,923)	$22,234
Non-GAAP adjustments (as scheduled above)	23,455	9,168
Tax effect of non-GAAP adjustments	(8,444)	(3,300)
Net income – non-GAAP basis	$6,088	$28,102

GAAP net (loss) income per share – diluted	$(0.40)	$0.99
Non-GAAP net income per share – diluted	$0.27	$1.25

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a)
To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented.  Cash paid in connection with exercises of SARs totaled $0.4 million and $0.3 million in the nine month periods ended November 30, 2009 and 2008, respectively.  The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they were issued primarily in connection with the Company’s annual employee incentive compensation program.

(b)	To eliminate accelerated depreciation charges taken prior to and in anticipation of the transfer of certain test center assets to a new supplier in Asia.